UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 24, 2019

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange

Floating Rate AT&T Inc.	T 20C	New York Stock Exchange
Global Notes due August 3, 2020

1.875% AT&T Inc.	T 20	New York Stock Exchange
Global Notes due December 4, 2020

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
2.65% AT&T Inc.	T 21B	New York Stock Exchange
Global Notes due December 17, 2021

1.45% AT&T Inc.	T 22B	New York Stock Exchange
Global Notes due June 1, 2022

2.50% AT&T Inc.	T 23	New York Stock Exchange
Global Notes due March 15, 2023

2.75% AT&T Inc.	T 23C	New York Stock Exchange
Global Notes due May 19, 2023

Floating Rate AT&T Inc.	T23 D	New York Stock Exchange
Global Notes due September 5, 2023

1.05% AT&T Inc.	T 23E	New York Stock Exchange
Global Notes due September 5, 2023

1.30% AT&T Inc.	T 23A	New York Stock Exchange
Global Notes due September 5, 2023

1.950% AT&T Inc.	T 23F	New York Stock Exchange
Global Notes due September 15, 2023

2.40% AT&T Inc.	T 24A	New York Stock Exchange
Global Notes due March 15, 2024

3.50% AT&T Inc.	T 25	New York Stock Exchange
Global Notes due December 17, 2025

1.80% AT&T Inc.	T 26D	New York Stock Exchange
Global Notes due September 5, 2026

2.90% AT&T Inc.	T 26A	New York Stock Exchange
Global Notes due December 4, 2026

2.35% AT&T Inc.	T 29D	New York Stock Exchange
Global Notes due September 5, 2029

4.375% AT&T Inc.	T 29B	New York Stock Exchange
Global Notes due September 14, 2029

2.60% AT&T Inc.	T 29A	New York Stock Exchange
Global Notes due December 17, 2029

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
3.55% AT&T Inc.	T 32	New York Stock Exchange
Global Notes due December 17, 2032

5.20% AT&T Inc.	T 33	New York Stock Exchange
Global Notes due November 18, 2033

3.375% AT&T Inc.	T 34	New York Stock Exchange
Global Notes due March 15, 2034

2.45% AT&T Inc.	T 35	New York Stock Exchange
Global Notes due March 15, 2035

3.15% AT&T Inc.	T 36A	New York Stock Exchange
Global Notes due September 4, 2036

7.00% AT&T Inc.	T 40	New York Stock Exchange
Global Notes due April 30, 2040

4.25% AT&T Inc.	T 43	New York Stock Exchange
Global Notes due June 1, 2043

4.875% AT&T Inc.	T 44	New York Stock Exchange
Global Notes due June 1, 2044

5.35% AT&T Inc.	TBB	New York Stock Exchange
Global Notes due November 1, 2066

5.625% AT&T Inc.	TBC	New York Stock Exchange
Global Notes due August 1, 2067

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications, media and technology industries.

Overview
We announced on July 24, 2019 that second-quarter 2019 net income attributable to AT&T totaled $3.7 billion, or $0.51 per diluted share, compared to $5.1 billion, or $0.81 per diluted share, in the second quarter of 2018. Second-quarter 2019 revenues were $45.0 billion, up 15.3 percent from the second quarter of 2018 primarily resulting from our acquisition of Time Warner Inc. (Time Warner). Revenues also include growth in wireless service, strategic and managed business services, IP broadband and Xandr, offset by continued declines in legacy services, video and wireless equipment sales. Compared with results for the second quarter of 2018, current quarter operating expenses were $37.5 billion, up 15.2 percent primarily due to the Time Warner acquisition; second-quarter operating income was $7.5 billion compared to $6.5 billion in the comparable 2018 period; and AT&T’s second-quarter operating income margin was 16.7 percent, compared to 16.6 percent. Second-quarter 2019 cash from operating activities was $14.3 billion, up $4.1 billion when compared to 2018, driven by the securitization of WarnerMedia receivables and other contributions from acquired businesses. Capital expenditures in the second quarter of 2019 were $5.5 billion, and when including $1.0 billion cash paid for vendor financing, cash paid for capital investment was $6.5 billion.

Segment Summary
We analyze our segments based on, among other things, segment contribution, which consists of operating income, excluding acquisition-related costs and other significant items, and equity in net income (loss) of affiliates for investments managed within each segment. Our reportable segments are: Communications, WarnerMedia, Latin America and Xandr.

Communications
Our Communications segment consists of our Mobility, Entertainment Group and Business Wireline business units. Second-quarter 2019 operating revenues were $35.5 billion, up 0.3 percent versus second-quarter 2018, with segment operating contribution of $8.7 billion, up 3.8 percent versus the year-ago quarter. The Communications operating income margin was 24.6 percent, compared to 23.8 percent in the year-earlier quarter.

Mobility
Mobility revenues for the second quarter of 2019 were $17.5 billion, up 1.3 percent versus the second quarter of 2018 driven by 2.4 percent increased service revenues resulting from subscriber gains and postpaid phone average revenue per subscriber (ARPU) growth, partially offset by decreased equipment revenues from lower postpaid smartphone sales. Mobility operating expenses totaled $11.7 billion, down 0.8 percent versus the second quarter of 2018. The decrease was driven by lower postpaid smartphone volumes, decreased depreciation and cost efficiencies, partially offset by higher bad debt expense and commission amortization. Mobility’s operating income margin was 33.3 percent compared to 31.9 percent in the year-ago quarter.

In our Mobility business unit, we reported a net gain of 3.9 million wireless subscribers. At June 30, 2019, wireless subscribers totaled 159.7 million compared to 146.9 million for the prior comparable period. During the second quarter, total phone net adds were 355,000, with total net adds by subscriber category as follows:
•	Prepaid subscriber net adds were 341,000, including 283,000 phone net adds.
•	Postpaid subscriber net adds were a loss of 154,000, with phone adds of 72,000 offsetting losses from tablets.
•	Reseller net adds were a loss of 214,000.
•	Connected device net adds were 4.0 million, 2.1 million of which were primarily attributable to wholesale connected cars.

For the quarter ended June 30, 2019, postpaid phone-only ARPU increased 2.2 percent versus the year-earlier quarter.

Postpaid phone-only churn was 0.86 percent, compared to 0.82 percent in the second quarter of 2018. Total postpaid churn was 1.08 percent, compared to 1.02 percent in the year-ago quarter.

Entertainment Group
Entertainment Group (Entertainment) revenues for the second quarter of 2019 were $11.4 billion, down 1.0 percent versus the year-ago quarter reflecting declines in video subscribers and legacy services that were partially offset by higher broadband revenues. Entertainment operating expenses totaled $9.9 billion, down 1.5 percent versus the second quarter of 2018. The decrease was largely driven by lower content costs driven by lower volumes, and cost initiatives, partially offset by higher amortization of fulfillment cost deferrals, including the impact of updates to expected subscriber lives. The Entertainment operating income margin was 13.3 percent compared to 12.9 percent in the year-earlier quarter.

At June 30, 2019, Entertainment revenue connections included:
•
Approximately 22.9 million video connections (including 1.3 million DIRECTV NOW subscribers) at June 30, 2019 compared to 25.4 million at June 30, 2018. During the second quarter of 2019, including the impact of losses of 168,000 from DIRECTV NOW, total video subscribers decreased 946,000.

•
Approximately 14.4 million broadband connections at June 30, 2019 compared to 14.5 million at June 30, 2018. During the second quarter, IP broadband net adds were flat, with 13.8 million subscribers at June 30, 2019.

•	In July 2019, we completed our DIRECTV merger commitment, marketing fiber-to-the-premises network to nearly 14 million customer locations.

Business Wireline
Business revenues for the second quarter of 2019 were $6.6 billion, down 0.3 percent versus the year-ago quarter reflecting continued declines in legacy revenues, partially offset by growth in strategic and managed services and the licensing of intellectual property assets. Business operating expenses totaled $5.2 billion, up 0.4 percent versus the second quarter of 2018, driven by increased depreciation expense. Business operating income margin was 21.0 percent compared to 21.5 percent in the year-earlier quarter.

At June 30, 2019, our total switched access lines (Entertainment and Business) were 9.2 million compared to 10.8 million at June 30, 2018. The number of U-verse voice connections (which use VoIP technology and therefore are not included in the access line total) decreased by 169,000 in the quarter, totaling 4.8 million at June 30, 2019, compared to 5.4 million at June 30, 2018.

WarnerMedia
Our WarnerMedia segment results are not comparable to the year-ago quarter due to the timing of our June 14, 2018 acquisition of Time Warner. WarnerMedia segment operating revenues for the second quarter of 2019 were $8.4 billion. During the quarter, subscription revenues were $3.5 billion, comprised of $1.9 billion from the Turner properties and $1.5 billion from Home Box Office (HBO), and advertising revenues were $1.3 billion. Content and other revenues were $3.5 billion, with $1.5 billion from theatrical product and $1.3 billion from television product at Warner Bros.

WarnerMedia segment operating expenses were $6.4 billion, which include programming and film costs of $3.7 billion. Programming and film costs were $2.1 billion, predominately comprised of original and sports programming, and film and television production costs of $1.6 billion. The WarnerMedia segment operating income margin was 23.6 percent compared to 32.4 percent for the 16-day period ended June 30, 2018.

Latin America
Our Latin America segment consists of our Vrio and Mexico business units and is subject to foreign currency fluctuations. Second-quarter 2019 operating revenues were $1.8 billion, down 9.9 percent versus the prior year. Segment operating contribution was $(209) million, versus $(150) million in the comparable 2018 period. Both operating revenue and segment contribution declines were driven by foreign exchange pressures. The Latin America operating income margin was (12.6) percent, compared to (8.5) percent in the year-earlier quarter.

Mexico
Wireless revenues were $725 million, up 4.0 percent when compared to the second quarter of 2018. Increased revenues were primarily due to service revenue growth, partially offset by lower equipment sales resulting from the introduction of our equipment installment purchase program in the prior year. Operating expenses were $932 million, up 2.0 percent and Mexico’s operating income margin was (28.6) percent, compared to (31.1) percent in the year-earlier quarter.

We had approximately 18.0 million Mexican wireless subscribers at June 30, 2019 compared to 16.4 million at June 30, 2018. During the second quarter of 2019, we had prepaid net adds of 401,000 and postpaid net adds were a loss of 153,000.

Vrio
Video service revenues were $1.0 billion, down 17.7 percent versus the prior year. Operating expenses were $1.0 billion, down 13.0 percent. Both operating revenue and expense declines were driven by foreign exchange pressures. Vrio’s operating income margin was (1.4) percent, compared to 4.1 percent in the year-earlier quarter.

We had approximately 13.5 million Latin America video connections at June 30, 2019 compared to 13.7 million at June 30, 2018. During the second quarter of 2019, video net adds were a loss of 111,000.

Xandr
Our Xandr segment provides advertising services utilizing data insights to develop higher-value targeted advertising. Certain revenues in this segment are also reported by the Communications segment and are eliminated upon consolidation. Second-quarter 2019 operating revenues were $485 million, up 23.7 percent versus the prior year, including the acquisition of AppNexus. Operating expenses were $160 million, versus $59 million in the comparable prior-year, driven by costs associated with AppNexus and scaling the business. Xandr segment operating contribution was $325 million, down 2.4 percent versus second-quarter 2018. The Xandr segment operating income margin was 67.0 percent, compared to 84.9 percent in the year-earlier quarter.

Supplemental Discussions
As a supplemental discussion of our operating results, for comparison purposes, we are providing (1) our AT&T Business Solutions results which include both wireless and wireline operations and (2) a combined view of reported advertising revenues across all segments of AT&T. A reconciliation of the non-GAAP numbers in this supplemental discussion is attached as exhibit 99.2 hereto.

AT&T Business Solutions
Revenues from AT&T Business Solutions for the second quarter of 2019 were $9.3 billion, up 2.3 percent versus the year-ago quarter driven by growth in strategic and managed services, wireless service revenues, partially offset by declines in our legacy voice and data services. Operating expenses totaled $7.1 billion, flat versus the second quarter of 2018. AT&T Business Solutions operating income margin was 23.4 percent, compared to 21.6 percent in the year-earlier quarter.

AT&T Advertising Revenues
Total AT&T Advertising revenues for the second quarter of 2019 were $1.8 billion compared to $661 million in the year-ago quarter, with the increase primarily driven by our acquisition of Time Warner, specifically Turner, and AppNexus.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)   Exhibits

99.1  AT&T Inc. selected financial statements and operating data.

99.2  Discussion and reconciliation of non-GAAP measures.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: July 24, 2019	By: /s/ Debra L. Dial Debra L. Dial Senior Vice President and Controller

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